As filed with the Securities and Exchange Commission on September 22, 2014

Registration No. 333_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

American DG Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	04-3569304 (I.R.S. Employer Identification No.)

45 First Avenue

Waltham, Massachusetts 02451

(Address of principal executive offices)

_________________________

American DG Energy Inc. 2005 Stock Incentive Plan

(Full title of the Plan)

________________________

Gabriel Parmese

Chief Financial Officer

American DG Energy Inc.

45 First Avenue

Waltham, Massachusetts 02451

(781) 622-1117

(Name, address and telephone number of agent for service)

________________________

Copy to:

Edwin L. Miller Jr.

Kristen A. Young

Sullivan & Worcester LLP

One Post Office Square

Boston, MA 02109

Tel: (617) 338-2800

Fax: (617) 338-2880

________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer ☐	Accelerated filer ☐
Non –accelerated Filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered[1]	Proposed Maximum Offering Price Per Share[2]	Proposed Maximum Aggregate Offering Price[2]	Amount of Registration Fee[2]
Common Stock	3,000,000 shares	$1.03	$3,090,000	$398

1 This Registration Statement covers an additional 3,000,000 shares of common stock authorized to be offered and sold under the American DG Energy Inc. 2005 Stock Incentive Plan, as amended effective June 11, 2014. In addition, in accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

2 The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Stock of American DG Energy Inc. as quoted on the New York Stock Exchange Market on September 19, 2014.

REGISTRATION OF ADDITIONAL SECURITIES

EXPLANATORY NOTE

American DG Energy Inc., or the Company, is filing this registration statement on Form S-8 to register an additional 3,000,000 shares of its common stock for issuance under the Company’s 2005 Stock Incentive Plan, as amended, or the Plan. The increase in the number of shares authorized for issuance under the Plan was approved by the Company’s stockholders at its 2014 annual meeting held on June 11, 2014. In accordance with General Instruction E to Form S-8, except to the extent otherwise updated or modified by this Registration Statement, this Registration Statement hereby incorporates by reference the contents of the registration statement on Form S-8 previously filed by the Company with the Securities and Exchange Commission, or the SEC, on October 11, 2007, which was amended by a Post-Effective Amendment No. 1 on March 28, 2008 (File No. 333-167478), and the registration statement on Form S-8 previously filed by the Company with the SEC on May 30, 2008 (File No. 333-151287).

PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following additional documents, which have been filed by the registrant with the SEC under the Securities Exchange Act of 1934, or the Exchange Act, are incorporated by reference in and made a part of this registration statement, as of their respective dates:

(a)	The Company’s Registration Statement on Form S-8, filed with the SEC on October 11, 2007, as amended by Post-Effective Amendment No. 1 filed with the Commission on March 28, 2008 (File No. 333-1446628).

(b)	The Company’s Registration Statement on Form S-8, filed with the SEC on May 30, 2008 (File No. 333-151287).

(c)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

(d)	The Company’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2014 and June 30, 2014.

(e)	The Company’s Current Reports on Form 8-K filed with the SEC on February 19, 2014, February 19, 2014, February 25, 2014, April 4, 2014, May 7, 2014, June 12, 2014, July 16, 2014, August 1, 2014, August 19, 2014 and September 17, 2014.

(f)	The description of the registrant’s common stock contained in the registration statement on Form 10-SB filed with the SEC on November 2, 2006, as amended, and all further amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits.

EXHIBIT INDEX

Exhibit No.		Description
4.1#	–	American DG Energy Inc. 2005 Stock Incentive Plan

5.1*	–	Opinion of Sullivan & Worcester LLP

23.1*	–	Consent of Sullivan & Worcester LLP (contained in the opinion of Sullivan & Worcester LLP filed herewith as Exhibit 5.1)

23.2*	–	Consent of McGladrey LLP

24*	–	Powers of Attorney (included in the signature page to this registration statement)

___________

# Incorporated hereby by reference to Exhibit A to the Company’s definitive proxy statement for the year ended December 31, 2007 (Commission No. 000-52294).

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Waltham, Commonwealth of Massachusetts on September 22, 2014.

AMERICAN DG ENERGY INC.

By: /s/ John N. Hatsopoulos
John N. Hatsopoulos Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

The undersigned officers and directors of the company hereby appoint John N. Hatsopoulos, Barry J. Sanders, and Gabriel J. Parmese, and each of them singly, with full power of substitution, our true and lawful attorneys-in-fact and agents to take any actions to enable the company to comply with the Securities Act, and any rules, regulations and requirements of the Commission, in connection with this registration statement, including the power and authority to sign for us in our names in the capacities indicated below any and all amendments to this registration statement and any other registration statement filed pursuant to the provisions of Rule 462 under the Securities Act.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Name and Signature	Title(s)	Date

/s/ John N. Hatsopoulos	Director and Chief Executive Officer	September 22, 2014
John N. Hatsopoulos	(principal executive officer)

/s/ Gabriel J. Parmese	Chief Financial Officer, Treasurer and Secretary	September 22, 2014
Gabriel J. Parmese	(principal financial and accounting officer)

/s/ John W. Rowe	Director	September 22, 2014
John W. Rowe

/s/ Charles T. Maxwell	Director	September 22, 2014
Charles T. Maxwell

/s/ Francis A. Mlynarczyk Jr.	Director	September 22, 2014
Francis A. Mlynarczyk Jr.

/s/ Deanna M. Petersen	Director	September 22, 2014
Deanna M. Petersen

/s/ Christine M. Klaskin	Director	September 22, 2014
Christine M. Klaskin

/s/ Joan Giacinti	Director	September 22, 2014
Joan Giacinti

EXHIBIT INDEX

Exhibit No.		Description
4.1#	–	American DG Energy Inc. 2005 Stock Incentive Plan

5.1*	–	Opinion of Sullivan & Worcester LLP

23.1*	–	Consent of Sullivan & Worcester LLP (contained in the opinion of Sullivan & Worcester LLP filed herewith as Exhibit 5.1)

23.2*	–	Consent of McGladrey LLP

24*	–	Powers of Attorney (included in the signature page to this registration statement)

___________

# Incorporated herein by reference to Exhibit A to the Company’s definitive proxy statement for the year ended December 31, 2007 (Commission No. 000-52294).

* Filed herewith.